Exhibit 10.18

EXECUTION COPY

FIFTH AMENDMENT

TO FINANCING AGREEMENT

THIRD AMENDMENT, dated as of March         , 2001 (the “Amendment”), to the Financing Agreement referred to below, by and among (i) DYNAX SOLUTIONS, INC. a Delaware corporation formerly known as Dynax Acquisition Corp. (the “Parent”), APPLICATION RESOURCES CONSULTING SERVICES, INC., a New York Corporation, ICS ACQUISITION CORP., a Delaware corporation, DSI ACQUISITION CORP., a Delaware corporation, DYNAX RESOURCES, INC., a Delaware corporation, LAUREN AND ASSOCIATES, INC., a New York corporation, PRIME TIME STAFFING, INC., a New York corporation, PURPLE CRAYONS, INC., a New York corporation, PURPLE CRAYONS ACQUISITION CORP., a Delaware corporation, and DYNAX NEWCO ACQUISITION CORP., a Delaware corporation (each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, as agent (the “Agent”) for itself and its assigns (the “Lenders”).

WHEREAS, the Borrowers and the Lenders are parties to the Financing Agreement dated as of March 24, 1999, (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount of the Commitment (as defined in the Financing Agreement) set forth therein;

WHEREAS, the Borrowers, the Agent and the Lender desire to amend certain terms and provisions of the Loan Agreement to reflect, among other things, an increase in the revolving credit facility to $10,000,000, a decrease in the term loan to $5,000,000, the extension of the Final Maturity Date and the modification of the rate at which the Term Loan bears interest.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.1 Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

1.2 Recitals. The Recitals to the Financing Agreement are hereby amended by deleting the first sentence thereof, and by substituting therefor the following:

“The Borrowers have asked the Lender to extend credit to the Borrowers consisting of (a) a term loan in the principal amount not to exceed $5,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.”

1.3 Definitions in the Financing Agreement. Section 1.01 of the Financing Agreement is hereby amended as follows:

(a) Authorized Officer. The definition of the term “Authorized Officer” set forth in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Authorized Officer” means (a) with respect to each Section hereof other than Sections 6.01(a)(i), 6.01(a)(iv) and 6.01(a)(v), Edwin Altman and Jerold Weinger; and (b) with respect to Sections 6.01(a)(i), 6.01(a)(iv) and 6.01(a)(v) hereof, Edwin Altman and Jerold Weinger.”

(b) Borrowing Base Certificate. The definition of the term “Borrowing Base Certificate” set forth in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Borrowing Base Certificate” means a certificate signed by an executive officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.,01(a)(vi), substantially in the form of Exhibit H.”

(c) Excess Availability. Clause (a) of the definition of the term “Excess Availability” is hereby amended by deleting the phrase “and the Facility Borrowing Base.”

(d) Facility Borrowing Base. The definition of the term “Facility Borrowing Base” is hereby amended by deleting it in its entirety.

(e) Final Maturity Date. The definition of the term “Final Maturity Date” set forth in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Final Maturity Date” means March 24, 2002, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.”

(f) Notes. The definition of the term “Notes” set forth in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Notes” means the Revolving Credit Notes and the Term Notes.”

(g) PIK Note and PIK Rate. The definitions of the terms “PIK Note” and “PIK Rate” are hereby amended by deleting them in their entirety.

(h) Revolving Credit Commitment. The definition of the term “Revolving Credit Commitment” is hereby amended to read in its entirety as follows:

“Revolving Credit Commitment” means the commitment of the Lender to make Revolving Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $10,000,000.00, as such amount may be terminated, reduced or increased from time to time in accordance with the terms of this Agreement.”

(i) Term Loan Commitment. The definition of the term “Term Loan Commitment” is hereby amended to read in its entirety as follows:

“Term Loan Commitment” means the commitment of the Lender to make the term Loan to the Borrowers in the principal sum of up to $5,000,000.00, as such amount may be increased from time to time in the Lender’s sole and absolute discretion and as otherwise expressly provided in Section 10.21.”

(j) Fifth Amendment Effective Date. A definition of the term “Fifth Amendment Effective Date” is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

“Fifth Amendment Effective Date” means the date on which all of the conditions precedent to the effectiveness of Fifth Amendment to Loan Documents dated as of March         , 2001, by and among the Borrowers ands the Lender have been fulfilled or waived.”

2.1 Commitments: Facility Borrowing Base. Section 2.01(c) of the Financing Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following: “[intentionally omitted]”.

2.2 Notes. Section 2.03(c) of the Financing Agreement is hereby amended by deleting the second sentence thereof, and by substituting therefor the following:

“Each Loan recorded on the Register (a “Registered Loan”) may not be evidenced by promissory notes other than the Term Notes and the Revolving Credit Notes, each of which is a Registered Note (as defined below).”

2.3 Term Loan Interest Rate. (a) Section 2.04(a)(ii) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(ii) with respect to the Term Loan, the Reference Rate plus 4.5%.”

(b) Section 2.04(c)(ii) of the Financing Statement is hereby amended in its entirety to read as follows:

“(ii) Interest on the Term Loan shall be payable in immediately available funds monthly, in arrears, on the first day of each month of each year, commencing on the first day of the month following the month in which the Term Loan is made and at maturity (whether upon demand, by acceleration or otherwise).”

2.4 Mandatory Prepayment: Facility Borrowing Base and Excess Cash Flow. Section 2.05(c)(ii) and (iii) of the Financing Agreement are hereby deleted in their entirety and the following hereby substituted therefor: “[intentionally omitted]”.

2.5 Extension Fee. Section 2.06 of the Financing Agreement is hereby deleted in its entirety and the following hereby substituted therefor: “[intentionally omitted]”.

2.6 Facility Extension. Section 2.08 of the Financing Agreement is hereby deleted in its entirety and the following hereby substituted therefor: “[intentionally omitted]”.

2.7 Financial Covenants. Section 6.03 of the Financing Agreement is hereby amended as follows:

(a) Minimum Working Capital. Paragraph (a) of Section 6.03 is hereby deleted in its entirety and the following hereby substituted therefor: “[intentionally omitted]”.

(b) Net Worth. Paragraph (b) of Section 6.03 is hereby deleted in its entirety and the following hereby substituted therefor: “[intentionally omitted]”.

(c) Consolidated EBITDA. Paragraph (d) of Section 6.03 is hereby amended in its entirety as follows:

“(d) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries (i) for the fiscal quarter of the Parent and its Subsidiaries ending on March 31, 2001 to be less than $600,000, and (ii) for any fiscal quarter of the Parent and its Subsidiaries ending after March 31, 2001, to be less than $750,000.”

2.8 Notices. Section 10.01 of the Financing Agreement is hereby amended by deleting the reference to Anderson Kill & Olick, P.C., and by substituting therefor the following:

Harter Secrest & Emery LLP

700 Midtown Tower

Rochester, New York 14604-2070

Attention: Daniel R. Kinel

Telephone: 716-231-1186

Telecopier: 716-232-2152

2.9 Replacement of the Existing Notes. Simultaneously with the execution and delivery of this Amendment, the Borrowers are executing and delivering to the Agent, (a) the Term Note dated the Fifth Amendment Effective Date (the “New Ableco Term Note”), made by the Borrowers to the order of Ableco and in the original principal amount set forth opposite its name under the heading “Amount of Term Loan” in Annex I, (b) the Term Note dated the Fifth Amendment Effective Date (the “New A-2 Term Note”), made by the Borrowers to the order of A-2 and in the original principal amount set forth opposite its name under the heading “Amount of Term Loan” in Annex I (the New Ableco Term Note and the New A-2 Term Note are, collectively, the “New Term Notes”), (c) the Revolving Credit Note dated the Fifth Amendment Effective Date (the “New Ableco Revolving Credit Note”), made by the Borrowers to the order of Ableco and in the original principal amount set forth opposite its name under the heading “Amount of Revolving Credit Commitment” in Annex I, (d) the Revolving Credit Note dated the

Fifth Amendment Effective Date (the “New Styx Revolving Credit Note”), made by the Borrowers to the order of Styx Partners, L.P. (“Styx”) and in the original principal amount set forth opposite its name under the heading “Amount of Revolving Credit Commitment” in Annex I, and (e) the Revolving Credit Note dated the Fifth Amendment Effective Date (the “New Long Horizons Credit Note”), made by the Borrowers to the order of Long Horizons Fund, L.P. (“Long Horizons”), and in the original principal amount set forth opposite its name under the heading “Amount of Revolving Credit Commitment” in Annex I (the New Ableco Revolving Credit Note, the New Styx Revolving Credit Note, the New Long Horizons Revolving Credit Note and the New A-2 Credit Note are, collectively, the “New Revolving Credit Notes”). On the Fifth Amendment Effective Date, the old Term Notes and Revolving Credit Notes in effect immediately prior to the Fifth Amendment Effective Date (the “Old Notes”) shall be amended, superseded and replaced by the New Term Notes and New Revolving Credit Notes, respectively. It is the intention of the parties hereto that this Amendment shall not in any way constitute (i) an extinguishment of the indebtedness of the Borrowers under the old Term Notes or Revolving Credit Notes, (ii) a release of the Borrowers from such obligations, or (iii) a novation of the old Term Notes or Revolving Credit Notes. Promptly after delivery of the New Term Notes and New Revolving Credit Notes, each duly executed by the Borrowers, to the Agent, the old Term Notes and Revolving Credit Notes shall be marked “cancelled and replaced.” Any Indebtedness that had previously been evidenced by the PIK Notes will now be evidenced by the New Term Notes, and the PIK Notes shall be marked “cancelled and replaced.”

2.10 References to Old Note. All references in any Loan Document to “the Note”, “thereto”, “thereof”, “thereunder” or words of like import referring to an Old Note or PIK Note shall be deemed to be references to a New Term Note or New Revolving Credit Note, as applicable, as such promissory note may be modified or extended from time to time, and any note issued in exchange or replacement therefor. All references in any Loan Document to “Obligations” shall include any indebtedness (including, without limitation, principal and interest) under the New Term Notes and the New Revolving Credit Notes.

2.11 Schedules. Each of the Schedules to the Financing Agreement are hereby updated by the information set forth Annex 2.11 to this Amendment. Any reference to a Schedule in the Financing Agreement shall include a reference to such Schedule as updated hereby (and as may have been provided in connection with a previous Amendment to the Financing Agreement).

3. Extension Fee. From and after the Fifth Amendment Effective Date (as defined below) and until the Final Maturity Date (as amended hereby), the Borrowers shall pay to the Agent for the benefit of the Lenders a non-refundable extension fee (the “Extension Fee”) equal to $3,000 each month, payable monthly in advance, beginning on the Fifth Amendment Effective Date and on the first day of each calendar month thereafter.

4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Fifth Amendment Effective Date”):

(a) The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Fifth Amendment Effective Date shall be correct on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) The Agent shall have received counterparts of this Amendment which bear the signatures of each Borrower.

(c) The Borrowers shall have paid to the Agent, in immediately available funds, the first installment of the Extension Fee equal to $3,000.

(d) The Borrowers shall have prepaid the Term Loan, which prepayment may be effected using the proceeds of Revolving Loans requested by Borrowers on or prior to the Fifth Amendment Effective Date, such that the principal amount of the Term Loan outstanding on the Fifth Amendment Effective Date shall be reduced to a balance of $5,000,000.

(e) The Agent shall have received on or before the Fifth Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Fifth Amendment Effective Date:

(i) the New Ableco Term Note, the A-2 Term Note, the New Ableco Revolving Credit Note, the New Styx Revolving Credit Note and the New Long Horizons Revolving Credit Note, each payable to the order of Ableco, Styx or Long Horizons, as applicable, and duly executed by each of the Borrowers;

(ii) an amendment to the Security Agreement, duly executed by each Borrower, in form and substance satisfactory to the Agent, in respect of the deposit account established by the Parent with HSBC Bank USA (the “Deposit Account”);

(iii) a Deposit Account Control Agreement, substantially in the form of Exhibit A hereto, duly executed by each Borrower and the applicable securities intermediary, in respect of the Deposit Account; and

(iv) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request.

(f) The Agent shall have received evidence satisfactory to it that (i) the Borrowers have deposited cash in the amount of at least $3,000,000 in the Deposit Account, and (ii) the Agent has a perfected, first priority security interest in the Deposit Account, the cash on deposit in the Deposit Account and all investments therein, to secure the Obligations of the Borrowers.

(g) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

5. Additional Covenant: Closing Documents. The Borrowers agree to deliver to the Bank on or before April 2, 2001, each of the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Fifth Amendment Effective Date:

(a) a copy of the resolutions of each Borrower, certified as of the Fifth Amendment Effective Date by an authorized officer thereof, authorizing (A) the borrowings contemplated by this Amendment by each Borrower and the transactions contemplated by the Loan Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by each such Person of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto, and the performance of the Financing Agreement, as amended;

(b) a certificate of an authorized officer of each Borrower, certifying the names and true signatures of the representatives of such Person authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such authorized officers;

(c) a certificate of the appropriate official(s) of the state of organization of each Borrower, satisfactory to the Agent, certifying as to the subsistence and good standing of, and the payment of taxes by, such Person in such states;

(d) a certificate of an authorized officer of each Borrower confirming that the charter of each such Person has not been amended or otherwise modified since the Effective Date except as previously consented to by the Agent in writing and that the copy thereof previously delivered to the Agent is true, correct and complete;

(e) a certificate of an authorized of each Borrower confirming that the by-laws of each such Person have not been amended or otherwise modified since the Effective Date and that the copy thereof previously delivered to the Lender is true, correct and complete;

(f) an opinion of Harter Secrest & Emery LLP, counsel to the Borrowers, as to such matters as the Agent may reasonably request; and

(g) a certificate of an Authorized Officer of the Parent, certifying as to the matters set forth in subsection (a) of Section 6 hereto and setting forth a schedule showing (in reasonable detail) the calculation of the covenants set forth in Section 6.03 of the Financing Agreement as of a date satisfactory to the Agent.

It is hereby expressly understood and agreed that (i) until each of the certificates and other documents referred to in this Section 5 have been received by the Agent, the aggregate principal amount of Revolving Loans at any time outstanding may not exceed $7,500,000, and (ii) the failure of any Borrower to perform or comply with any term, covenant or agreement in this

Section on or prior to April 2, 2001 shall constitute an automatic and immediate Event of Default.

6. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties, No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Fifth Amendment Effective Date shall be correct on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Amendment becoming effective in accordance with its terms or the making of the Additional Loan.

(b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, the New Term Notes, the New Revolving Credit Notes and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c) Authorization, Etc. The execution, delivery and performance by such Loan Party of this Amendment, the New Term Notes, the New Revolving Credit Notes and each other Loan Document to which it is a party being executed in connection with this Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment, the New Term Notes, the New Revolving Credit Notes or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, the New Term Notes, the New Revolving Credit Notes and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

7. Continued Effectiveness of Loan Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fifth Amendment Effective Date all references in any such Loan Document to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent or any Lender, or to grant to the Agent or any Lender a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Loan Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

DYNAX SOLUTIONS, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: Chairman of the Board

APPLICATION RESOURCES CONSULTING SERVICE, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

ICS ACQUISITION CORP.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

ARCS ACQUISITION CORP.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

DSI ACQUISITION CORP.

By:	/s/ J. Weinger
Name: J. Weinger
Title:President

DYNAX RESOURCES, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

PRIME TIME STAFFING, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

LAUREN AND ASSOCIATES, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

PURPLE CRAYONS, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

PURPLE CRAYONS ACQUISITION CORP.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

FATSAUCE STUDIO, INC.

By:	/s/ J. Weinger
Name: J. Weinger
Title: President

AGENT & LENDERS:

ABLECO FINANCE LLC, as Agent and a Lender

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Senior Vice President

A2 FUNDING LP, as a Lender

By:	A2 Fund Management LLC, its General Partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Senior Vice President